Exhibit 99.1

30 May 2024

2024 Annual General Meeting – Chairman and CEO speeches

San Francisco area-based Life360, Inc. (Life360 or the Company) (ASX: 360) will today hold its 2024 Annual General Meeting.

Meeting details

The Annual General Meeting will be by way of a virtual meeting which will be held electronically via webcast and an online voting platform. The meeting will take place at 9.30am (Sydney time) today on 30 May 2024 (4.30pm San Francisco time on 29 May 2024).

Shareholders and other interested parties are able to join the virtual AGM here.

Meeting ID: 365-203-827.

Speeches and Presentations

Accompanying commentary and the presentations from Chairman John Philip Coghlan and Co-Founder and Chief Executive Officer, Chris Hulls, are attached.

Earnings Guidance

The CEO presentation includes the following earnings guidance:

Life360 has maintained the FY24 earnings guidance included in the Q1’24 results announcement released on 10 May 2024 (AEST)/9 May (U.S. PT).

Authorisation

Chris Hulls, Director, Co-Founder and Chief Executive Officer of Life360 authorised this announcement being given to ASX.

About Life360

Life360 delivers peace of mind for families of all types. The company’s category leading mobile app and Tile tracking devices help members protect the people, pets and things they care about most, with a range of services including location sharing, safe driver reports, and crash detection with emergency dispatch. Life360 is based in San Mateo and has approximately 66 million monthly active users (MAU) located in more than 150 countries. For more information, please visit life360.com and Tile.com.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com Page 1

Contacts
For Australian investor enquiries:	For Australian media enquiries:
Jolanta Masojada, +61 417 261 367,	Giles Rafferty, +61 481 467 903
jmasojada@life360.com	grafferty@firstadvisers.com.au

For U.S. investor enquiries:	For U.S. media enquiries:
investors@life360.com	press@life360.com

Life360’s CDIs are issued in reliance on the exemption from registration contained in Regulation S of the US Securities Act of 1933, as amended (“Securities Act”) for offers of securities which are made outside the US. Accordingly, the CDIs, have not been, and will not be, registered under the Securities Act or the laws of any state or other jurisdiction in the US. As a result of relying on the Regulation S exemption, the CDIs are ‘restricted securities’ under Rule 144 of the Securities Act. This means that you are unable to sell the CDIs into the US or to a US person who is not a QIB for the foreseeable future except in very limited circumstances until after the end of the restricted period, unless the re-sale of the CDIs is registered under the Securities Act or an exemption is available. To enforce the above transfer restrictions, all CDIs issued bear a FOR Financial Product designation on the ASX. This designation restricts any CDIs from being sold on ASX to US persons excluding QIBs. However, you are still able to freely transfer your CDIs on ASX to any person other than a US person who is not a QIB. In addition, hedging transactions with regard to the CDIs may only be conducted in accordance with the Securities Act.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act. This announcement is being issued in accordance with Rule 135 under the Securities Act.

Forward-looking statements

This announcement and the accompanying commentary and presentation from the Chairman and Co-Founder and CEO contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Life360 intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements regarding Life360’s growth strategy and business plan and the Company’s ability to effectively manage its growth and meet future capital requirements: the Company’s expectations regarding future financial performance, including its expectations regarding its revenue, revenue growth, EBITDA, adjusted EBITDA, operating cash flow and cash, cash equivalents and restricted cash balances, and the Company’s ability to achieve or maintain future profitability: the Company’s ability to further penetrate its existing member base, maintain and expand its member base and increase monetization of its member base; the Company’s ability to expand internationally and the significance of its global opportunity: the Company’s ability to anticipate market needs or develop new products and services or enhance existing products and services to meet those needs; and the Company’s ability to increase sales of its products and services. The words “anticipate”, “believe”, “expect”, “project”, “predict”, “will”, “forecast”, “estimate”, “likely”, “intend”, “outlook”, “should”, “could”, “may”, “target”, “plan” and other similar expressions can generally be used to identify forward-looking statements. Indications of, and guidance or outlook on, future earnings or financial position or performance are also forward-looking statements. Investors and prospective investors are cautioned not to place undue reliance on these forward-looking statements as they involve inherent risk and uncertainty (both general and specific) and should note that they are provided as a general guide only and should not be relied on as an indication or guarantee of future performance. There is a risk that such predictions, forecasts, projections and other forward-looking statements will not be achieved. Subject to any continuing obligations under applicable law, Life360 does not undertake any obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date of this announcement, to reflect any change in expectations in relation to any forward-looking statements or any change in events, conditions or circumstances on which any such statements are based.

Although Life360 believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, Life360 can give no assurance that such expectations and assumptions will prove to be correct and, actual results may vary in a materially positive or negative manner. Forward-looking statements are subject to known and unknown risks, uncertainty, assumptions and contingencies, many of which are outside Life360’s control, and are based on estimates and assumptions that are subject to change and may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include risks related to the preliminary nature of financial results, risks related to Life360’s business, market risks, Life360’s need for additional capital, and the risk that Life360’s products and services may

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com Page 2

not perform as expected, as described in greater detail under the heading “Risk Factors” in Life360’s ASX and Securities and Exchange Commission (“SEC”) filings, including its Annual Report on Form 10-K filed with the SEC on February 29, 2024, Quarterly Report on Form 10Q filed with the SEC on May 10, 2024 and other reports filed with the SEC. To the maximum extent permitted by law, responsibility for the accuracy or completeness of any forward-looking statements whether as a result of new information, future events or results or otherwise is disclaimed. This announcement should not be relied upon as a recommendation or forecast by Life360. Past performance information given in this document is given for illustrative purposes only and is not necessarily a guide to future performance and no representation or warranty is made by any person as to the likelihood of achievement or reasonableness of any forward-looking statements, forecast financial information, future share price performance or any underlying assumptions. Nothing contained in this document nor any information made available to you is, or shall be relied upon as, a promise, representation, warranty or guarantee as to the past, present or the future performance of Life360.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com Page 3

Chairman and CEO’s Speeches and Presentations

John Philip Coghlan—Chairman

Slide 1

Good afternoon to our U.S. investors and good morning to our Australian investors. Welcome to the 2024 Annual General Meeting of Life360 Inc.

My name is John Philip Coghlan and I am the Chairman of Life360. On behalf of the Board, it is my pleasure to address shareholders at Life360’s fifth AGM since listing on the ASX in 2019.

Today we are very pleased to welcome those of you participating online through our virtual meeting platform provided by Lumi. This allows shareholders, proxies and guests to attend the meeting virtually. All attendees can watch a live webcast of the meeting. In addition, shareholders and proxies have the ability to ask questions and submit votes.

We have decided to hold a virtual meeting once again in 2024 to allow participation and engagement amongst our security holders, wherever they may be.

Slide 2

It is now after 4:30pm in San Mateo, California on May 29 and correspondingly after 9:30am in Sydney, Australia on May 30.

I have been advised by our inspector of election, Computershare Trust Company, N.A, that proxies have been received in respect of a total number of outstanding shares that constitute a quorum for the matters to be considered at this meeting. I therefore declare this AGM open and welcome each of you to the virtual platform.

Before I proceed with the business of the Meeting, I would like to introduce my fellow Directors. In the US are:

Chris Hulls, our CEO and Co-Founder, and an Executive Director;

Alex Haro; a Co-Founder and Non-Executive Director;

Brit Morin; Independent Non-Executive Director;

Mark Goines; Independent Non-Executive Director; and Chairman of the Remuneration and Nomination Committee.

Randi Zuckerberg; Independent Non-Executive Director;

CJ Prober; a Non-Executive Director;

In Australia are:

James Synge; Independent Non-Executive Director; and

David Wiadrowski; Independent Non-Executive Director, and Chairman of the Audit and Risk Committee.

Also attending today are Russell Burke, our Chief Financial Officer, Susan Stick, our General Counsel, and our auditor Joseph Prast from Deloitte.

The agenda for the Meeting today will be as follows:

Firstly, I will give a short address on Life360’s performance for the 2023 fiscal year and an overview of the company’s strategy.

This will be followed by a presentation from our CEO Chris Hulls.

I will then outline the meeting procedures and continue to the formal items of business.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com Page 4

Life360’s mission is to keep people close to the ones they love. During 2023 we made significant progress towards achieving this mission, with meaningful enhancements to our members’ experience, including continued benefits from the Tile acquisition. We now show users what their family members are up to, whether they’re driving, walking or cycling, and we put pets and other valuables on the Life360 map. We are very proud that we deliver the peace of mind that comes with our location sharing and safety features to more than 66 million Monthly Active Users across the globe as of March 2024. 2023 was a pivotal year for the Company as we leveraged our growth and scale to significantly reduce our net loss, and achieve positive operating cash flow and Adjusted EBITDA.

Slide 3

Life360 met or exceeded all of the guidance metrics we provided to the market for 2023. Revenue growth of 33% to $304.5 million, benefited from continued strong momentum in our subscription business, with revenue increasing 44% year-on-year. At the same time, GAAP operating expenses increased just 4% YoY, and reduced 1% YoY when excluding variable sales commissions, reflecting a disciplined approach to cost.

The strong revenue growth combined with cost restraint ,underpinned a greater than $60 million year-on-year improvement in each of net loss, EBITDA and Adjusted EBITDA to $(28.2) million, $(20.8) million and $20.6 million respectively. A similar $60 million improvement in operating cash flow delivered the first full year of positive cash flow of $7.5 million.

Life360’s balance sheet is strong, finishing the 2023 year with cash, restricted cash and cash equivalents of $70.7 million.

Slide 4

During 2023 Life360 progressed against the strategic objectives designed to cement our market-leading position in family safety and security.

Our strategy to grow our audience delivered a 26% YoY uplift in Monthly Active Users to more than 61 million at December 2023. International growth was particularly strong, increasing 40% YoY, with a record number of international MAU additions.

Our goal to drive membership resulted in a 21% YoY increase in global Paying Circles to 1.8 million. This outcome is particularly impressive in the context of U.S. price increases which helped lift Global ARPPC by 25% YoY, and reflects the loyalty and engagement of our membership base.

Our strategy to expand internationally saw Paying Circles outside of the U.S. increase 43% YoY, with a particularly strong performance from the predominantly English-speaking countries of Canada, the UK and Australia. We launched our U.S. model of Triple Tier Membership in the UK in October 2023, and in Australia and New Zealand in April 2024, with encouraging early results.

Finally, our focus on maintaining financial discipline while continuing to invest for growth underpinned the 33% YoY increase in revenue, and the achievement of positive Adjusted EBITDA.

Chris will outline in his address the initiatives underway in 2024 to deliver on our ambitious aspirations for the Company.

Slide 5

At Life360, our mission is to keep people close to the ones they love. Our Environmental, Social and Governance (ESG) initiatives reflect our commitment to simplifying family safety and security.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com Page 5

Slide 6

During the year we dispatched almost 39,000 ambulances, and protected more than 300 billion miles with Life360 crash detection. The user testimonials we receive on a daily basis show the real-world impact of our digital services.

Slide 7

I would like to express my gratitude to my fellow Board members for their invaluable contributions to Life360 over the past year. Shareholders and employees are great beneficiaries of their wise counsel and dedication. I would also like to extend my appreciation to you, our shareholders, for your ongoing support of the Company.

Finally, on behalf of the Board I thank our talented colleagues for their hard work and commitment to excellence. In particular, I acknowledge Chris Hulls and his entire leadership team for creating a culture of innovation, creativity and collaboration. Their vision for a fully integrated and differentiated family safety and location platform drives the many growth opportunities that lie ahead for our Company.

I’ll now hand over to Chris Hulls who will provide an update on the company’s performance.

Chris Hulls – Co-Founder and CEO

Slide 8

Thanks John. Good morning to our shareholders and thank you for joining us today. I am pleased to be able to provide you with a brief business update and illustrate how Life360 continues to deliver against our strategic objectives. We are already a beloved app for families to keep track of their kids’ safety, and our goal is to become the number one brand that makes everyday life better for families at all life stages.

Slide 9

John mentioned earlier that in 2023 we delivered 26% year-on-year growth in MAU. We delivered accelerating momentum in the first quarter of 2024, with year-on-year growth of 31%, and record net additions for a first quarter. Our current international Triple Tier markets of focus—Canada, the UK and Australia—all performed strongly in 2023, and continue to do so in the first quarter of 2024.

Slide 10

During 2023 Global Paying Circles increased 21% year-on-year, a very good outcome in the context of the significant price increases we implemented in the U.S. Global Average Revenue Per Paying Circle was 25% higher year-on-year. Together these drivers underpinned a 52% year-on-year increase in core Life360 subscription revenue, which delivered ahead of guidance. We’ve seen continued strong momentum in Paying Circles in the first quarter of 2024 across both U.S. and International markets with 21% year-on-year growth, and record net additions for a first quarter.

Slide 11

These strong metrics are reflected in the continued strong growth of Life360’s recurring revenue. SInce our Australian IPO in May 2019, Life360’s Annualized Monthly Revenue has more than quadrupled to $274 million, and we have seen a further 19% YoY uplift in March 2024.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com Page 6

Slide 12

Before I outline our strategic initiatives for 2024, I’d like to provide a glimpse into our long-term aspirational goals. Given our user base and the role our product plays in our members’ lives, we’re being intentional about where we’re headed for the future. We aim to be the number one brand to make everyday life better for families of all stages. As we grow our relevance to an ever-broader range of families, we see opportunities to significantly increase our Monthly Active User base, deliver our first billion dollars of revenue through innovation in our business, and progress on our pathway to significant EBITDA margins.

Slide 13

During FY24 we are focused on four key initiatives:

Growing our audience is about continuing to build on our very large existing base of more than 66 million Monthly Active Users. The growth momentum of this user base has primarily been fuelled by organic word of mouth, and we are investing in product experiences that encourage our members to tell other people about Life360. In addition, we are developing new features that give members more reasons to engage with the app, using our vast data resources to provide insights that make family life easier. We’re also investing in marketing to cement Life360’s position as the recognized brand leader for everyday family life. Finally, our international expansion remains core to our growth strategy.

Scaling paid offerings includes a focus on growing both paid subscriptions and the number of Tile devices in use. We see these as two sides of a connected experience that helps us address the needs of members at all life stages. Examples include adult children who are worried about aging parents, and pet parents concerned about their furry loved ones. We are very excited about the ways in which Tile devices can expand our use cases and allow us to deliver more value to members. Work is underway on the first new Tile release since the acquisition. We continue to see a large international growth opportunity for subscriptions and Tile device sales. Our Triple Tier offering launched in the UK in October 2023 and in Australia and New Zealand in April 2024.

Creating new revenue streams involves building new growth opportunities that benefit from our enormous free user base of 66 million MAU. Earlier this year we announced the creation of a new advertising revenue stream that we believe offers partners valuable reach to these free users. We have consistently spoken of the potential that our investment in the core user experience, and the scaling of our MAU base, would provide for the future. We are encouraged by the success of early testing and see the opportunity to deliver an attractive platform to advertisers, while continuing to provide a great user experience.

Expanding profitability reflects our commitment to delivering profitable growth. In my report a year ago, I outlined how Life360 was at a pivotal point to leverage scale in the cost base and deliver a path to profitability. Our disciplined approach to cost in FY23 and continued strong revenue momentum, combined to deliver our first full year of positive Adjusted EBITDA. This ongoing approach underpins our expectation of a trajectory to positive EBITDA in FY25, and ultimately strong EBITDA margins.

Slide 14

Finally turning to our earnings guidance.

Life360 has maintained the FY24 earnings guidance included in the Q1’24 results announcement released on 10 May 2024 (AEST)/9 May (U.S. PT).

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